CUSTODIAN AGREEMENT

     This Agreement, dated the           day of         , 2000, made by and
between NRM INVESTMENT Company (the "Company"), a corporation operating as an open-end investment company, duly organized and existing under the laws of the Commonwealth of Pennsylvania and Laurel Trust Company ("Laurel"), a Pennsylvania state chartered trust company and wholly owned subsidiary of BT Financial Corporation, Johnstown Pennsylvania, duly organized and existing under the laws of the United States of America;

WITNESSETH THAT:

     WHEREAS, the Company desires to appoint Laurel as custodian of its Securities and principal cash, and Laurel is willing to act in such capacity upon the terms and conditions herein set forth; and

     WHEREAS, Laurel qualifies as a "Bank" within the meaning of Section 2(a)(5) of The Investment Company Act of 1940 (the "Act") and qualifies as a Custodian of the Company's securities and similar investments under Section 17 (f) of the Act and Rule 17f-2 of the rules and regulations thereunder; and

     WHEREAS, Laurel in its capacity as custodian hereunder will also collect and apply the dividends and interest on said Securities in the manner and to the extent herein set forth; and

     WHEREAS, pursuant to separate agreement, Laurel will perform the duties of Administrator, Transfer Agent and Dividend Disbursing Agent.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

     Section 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.

     The Company: The term Company shall mean NRM INVESTMENT Company.

     Custodian: The term Custodian shall mean Laurel in its capacity as custodian under this Agreement.

     Securities: The term Securities shall mean bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by the Company.

     Share Certificates: The term Share Certificates shall mean the stock certificates for the Shares of the Company.

     Shareholders: The term Shareholders shall mean the registered owners from time to time of the Shares of the Company in accordance with the stock registry records of the Company.

     Shares: The term Shares mean the issued and outstanding shares of common stock of the Company whether in certificate or noncertificated form.

     Oral instructions: The term Oral Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in person or by telephone, facsimile transmission, electronic mail, telecopy or other mechanical or documentary means lacking original signature, by a person or persons believed in good faith by the Custodian to be a person or persons authorized by a resolution of the Board of Directors of the Company to give Oral Instructions on behalf of the Company.

     Written Instructions: The term Written Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in original writing containing original signatures or a copy of such document transmitted by telecopy or facsimile transmission including transmission of such signature, believed in good faith by the Custodian to be the signature of a person authorized by a resolution of the Board of Directors of the Company to give Written Instructions on behalf of the Company.

     Securities Depository: The term Securities Depository shall mean a system for the central handling of securities where all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities.

     Book-Entry Securities: The term Book-Entry Securities shall mean securities issued by the Treasury of the United States of America and federal agencies of the United States of America which are maintained in the book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, and the book-entry regulations of federal agencies substantially in the form of subpart O and the term Book-Entry Account shall mean an account maintained by a Federal Reserve Bank in accordance with the aforesaid Circular and regulations.

     Section 2. The Company shall from time to time file with Custodian a certified copy of each resolution of its Board of Directors authorizing execution of Written Instructions and the number of signatories required, together with certified signatures of the officers and other signatories authorized to sign, which shall constitute conclusive evidence of the authority of the officers and other signatories designated therein to act, and shall be considered in full force and effect with the Custodian fully protected in acting in reliance thereon until it receives a new certified copy of a resolution adding or deleting a person or persons with authority to give Written Instructions. If the certifying officer is authorized to sign Written Instructions, the certification shall also be signed by a second officer of the Company.

     The Company shall from time to time file with the Custodian a certified copy of each resolution of its Board of Directors authorizing the transmittal of Oral Instructions and specifying the person or persons authorized to give Oral Instructions in accordance with this Agreement. Any resolution so filed with the Custodian shall be considered in full force and effect and the Custodian shall be fully protected in acting in reliance thereon until it actually receives a new certified copy of a resolution adding or deleting a person or persons with authority to give Oral Instructions. If the certifying officer is authorized to give Oral Instructions, the certification shall also be signed by a second officer of the Company.

     Section 3. For all purpose under this Agreement, the Custodian is authorized to act upon receipt of the first of any Written or Oral Instruction it receives. In cases where the first Instruction is an Oral Instruction that is not in the form of a document or written record, the Company shall be responsible for delivering, or having delivered to the Custodian, a confirmatory Written Instruction in the form of a document or written record, and in cases where the Custodian receives an Instruction, whether Written or Oral, with respect to a portfolio transaction, the Company shall cause the broker or dealer to send a written confirmation to the Custodian. The Custodian shall be entitled to rely on the first Instruction received, and for any act or omission undertaken in compliance therewith shall be free of liability and fully indemnified and held harmless by the Company. The Custodian shall act upon and comply with any subsequent Written or Oral Instruction which modified such first Instruction. The sole obligation of the Custodian with respect to any follow-up or confirmatory Written Instruction, Oral Instruction in documentary or written form, or broker-dealer written confirmation shall be to make reasonable efforts to detect any discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Company. The Company shall be responsible, at the Company's expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error, and to the extent such action requires the Custodian to act the Company shall give the Custodian specific Written Instructions as to the action required.

     Section 4. The Company hereby appoints the Custodian as custodian of the Securities and principal and income cash from time to time on deposit hereunder, to be held by the Custodian and applied as provided in this Agreement. The Custodian hereby accepts such appointment subject to the terms and conditions hereinafter provided. The Securities held by the Custodian shall, unless payable to bearer or maintained in a Securities Depository or Book-Entry Account pursuant to Section 5, be registered in the name of the Custodian or in the name of its nominee, or if directed by Written Instructions, in the name of the Company or its nominee. Securities, excepting bearer securities, delivered from time to time to the Custodian upon purchase or otherwise shall in all cases be in due form for transfer or already registered as above provided. Such

Securities and principal and income cash of the Company shall, however, be and remain the sole property of the Company and the Custodian shall have only the bare custody thereof.

     Section 5. The Company hereby authorizes the Custodian to (a) deposit in its account(s) with any Securities Depository registered as a Clearing Agency under Section 17A of the Securities Exchange Act of 1934, all or any part of the Securities as may from time to time be held for the Company, and (b) deposit Book-Entry Securities belonging to the Company in a Book-Entry Account which is maintained for the Custodian by a Federal Reserve Bank. So long as any deposit referred to in (a) and (b) above is maintained for the Company, the Custodian:

     (i) shall deposit the Securities in an account that includes only assets held by it for customers;

     (ii) shall send the Company a confirmation (i.e. an advice or notice of a transaction) of any transfers to or from the account of the Company;

     (iii) shall, with respect to Securities transferred to the account of the Company, identify them as belonging to the Company, a quantity of securities in a fungible bulk of securities (a) registered in the name of the Custodian or its nominee, or (b) shown on the Custodian's account on the books of the Securities Depository, the Book-Entry System, or the Custodian's agent;

     (iv) shall promptly send to the Company reports it receives from the appropriate Federal Reserve Bank or Securities Depository or its respective system of internal accounting control; and

     (v) shall send to the Company such reports of the systems of internal accounting control of the Custodian and its agents through which such Securities are deposited as are available and as the Company may reasonably request from time to time.

The Company will provide the Custodian a certified copy of Resolutions of its Board of Directors approving the arrangement for the deposit of Securities in a Securities Depository and the Book-Entry System.

     Section 6. The Company will initially transfer and deposit or cause to be transferred and deposited with the Custodian all of the Securities and principal and income cash owned by the Company at the time this Agreement becomes effective. Such transfer and deposit shall be evidence by appropriate schedules duly executed by the Company ("Schedules"). The Company will cause to deposited with the Custodian additional Securities of the Company as the same are purchased or otherwise acquired from time to time and dividends or interest collected on such Securities.

     Thereafter the Company will cause to be deposited with the Custodian hereunder (i) the net proceeds of Securities sold from time to time and (ii) the applicable net asset value of Shares sold from time to time whether representing initial issue, treasury stock or reinvestments of dividends and/or distributions payable to Shareholders as well as any other securities and cash as may be acquired from time to time. Deposits with respect to sales of Shares shall be accompanied by Written or Oral Instructions stating the number of Shares to be issued or reissued, and the amount to be deposited with the Custodian. Any such Written or Oral Instructions shall also include or be accompanied by registration instructions.

         The Company shall promptly turn over to the Custodian all of the accounts and records previously maintained by or for it as are necessary for the Custodian to perform its functions under this Agreement ("Accounts and Records"). The Company authorized the Custodian to rely on such Accounts and Records and the Schedules and hereby indemnifies and holds the Custodian, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such Accounts and Records and Schedules or in the failure of the Company to provide any portion of such or to provide any information needed by the Custodian to knowledgeably perform its functions.

     Attached hereto is a list of all inaccuracies, omissions, discrepancies, and other deficiencies in the Accounts and Records and Schedules known to the Company or INVESTORS TRUST COMPANY ("Investors Trust") until the close of
business on                  , 2000. The Company agrees to promptly advise the
Custodian in writing of all additions or deletions from such list necessary to maintain the list in the current status. The Custodian shall make reasonable efforts to isolate and correct any inaccuracies, omissions, discrepancies, or other deficiencies in the Accounts and Records and Schedules delivered to the Custodian to the extent such matters are disclosed to the Custodian or are discovered by the Custodian and are relevant to the Custodian's performance under this Agreement. The Company shall provide the Custodian with such assistance as the Custodian reasonably requests in connection with the Custodian's efforts to correct such matters. The
Custodian expressly makes no warranty or representation that any error, omission or deficiency in the Accounts and Records and

Schedules can be satisfactorily corrected.

         With respect to any matter involving a possible assertion of any past, present or future potential or contingent liability of the Custodian the Company warrants that it has not committed and shall not commit any act or omission that constitutes a waiver, release, estoppel or other impairment of any kind or any rights it may heretofore have had, may now have, or may hereafter have against Investors Trust and that it shall do everything necessary to preserve, and, if appropriate, enforce all of such rights against Investors Trust. Without limitation of the foregoing, the Company agrees that if any suit is instituted against the Custodian arising, in the Custodian's sole reasonable judgment, out of any act or omission of Investors Trust which created a deficiency of the Accounts and Records and Schedules delivered hereunder, or out of any failure of Investors Trust to deliver material information, or assistance contemplated hereunder, then the Company shall take whatever steps are necessary to join Investors Trust as party defendant or additional defendant is said litigation.

     Section 7. The Custodian is hereby authorized and directed to disburse principal cash from time to time as follows:

          (a) for the purpose of payment for the purchase of Securities purchased by the Company, upon receipt by the Custodian of both (i) Written or Oral Instructions specifying the Securities and stating the purchase price, and the name of the broker, investment banker and other party to or upon whose order the purchase price is to be paid, and (ii) the Securities so purchased in due form for transfer or already registered as provided in Section 4, provided, however, that the Custodian may make payment for

     Securities on deposit with a Securities Depository and Book-Entry Securities at such time as the Custodian enters a credit in the account it maintains for the Company to the effect that it has accepted delivery of such Securities on behalf of the Company;

          (b) for the purpose of transferring funds in connection with a repurchase agreement, upon receipt by the Custodian of (i) Written or Oral Instructions specifying the Securities, the purchase price and the party to whom the purchase price is to be paid and (ii) the Securities so purchased in due form for transfer or already registered as provided in Section 4, provided, however, that the Custodian may make payment for Securities on deposit with a Securities Depository and Book-Entry Securities at such time as the Custodian enters a credit in the account it maintains for the Company to the effect that it has accepted delivery of such Securities on behalf of the Company;

          (c) for the purpose of redeeming or transferring funds to a duly designated redemption paying agent to redeem or repurchase Shares, upon receipt of both (i) Share Certificates in due form for transfer or proper processing of Shares for which no Share Certificates are outstanding, and (ii) Written or Oral Instructions stating the applicable redemption price which will be based upon the Custodian's computation of the Company's portfolio;

          (d) for the purpose of exercising warrants and rights received upon the Securities, upon timely receipt of Written or Oral Instructions authorizing the exercise of such warrants and rights and stating the consideration to be paid;

          (e) for the purpose of repaying in whole or in part any loan of the Company upon receipt of Written or Oral Instructions directing payment and stating the Securities, if any, to be received against payment;

          (f) for the purpose of paying dividends or paying over to a duly designated Dividend Disbursing Agent such amounts as may be stated in Written or Oral Instructions, representing proceeds of the sale of warrants, rights, stock dividends, profit and increases in values of the Securities, as the Company may determine to include in dividends and/or distributions declared on the Shares;

          (g) for the purpose of making other corporate expenditures upon receipt of Written or Oral Instructions stating that such expenditures were authorized by resolution of the Board of Directors of the Company and are or were for proper corporate purposes, and specifying the amount of payment, the purpose for which such payment is to be made, and naming the person or persons to whom payment is to be made;

          (h) for the purpose of transferring funds to any Sub-Custodian, upon receipt of Written or Oral Instructions from the Company;

          (i) for the purpose of payment for the purchase of regulated investment Company Securities purchased by the Company, upon receipt by the Custodian of Written or Oral Instructions specifying the Securities and stating the purchase price and the name of the broker, investment banker or other party to or upon whose order the purchase price is to be paid.

     Section 8. The Custodian is hereby authorized and directed to deliver Securities of the Company from time to time as follows:

          (a) for the purpose of completing sales of Securities sold by the Company, upon receipt of both (i) the net proceeds of sale and (ii) Written or Oral Instructions specifying the Securities sold and stating the amount to be received;

          (b) for the purpose of exchanging Securities for other Securities and/or cash upon timely receipt of (i) Written or Oral Instructions stating the Securities to be delivered and the Securities and/or cash to be received in exchange and the manner in which the exchange is to be made, and (ii) against receipt of the other Securities and/or cash as specified in the Written or Oral Instructions;

          (c) for the purpose of exchanging or converting Securities pursuant to their terms or pursuant to any plan of conversion, consolidation, recapitalization, reorganization, readjustment or otherwise, upon timely receipt of (i) Written or Oral Instructions authorizing such exchange or conversion and stating the manner in which such exchange or conversion is to be made, and (ii) the Securities, certificates of deposit, interim receipts, and/or cash to be received as specified in the Written or Oral Instructions;

          (d) for the purpose of presenting Securities for payment which have matured or have been called for redemption;

          (e) for the purpose of delivery of Securities upon redemption of Shares in kind, upon receipt (i) of Share Certificates in due form for transfer, or proper processing of Shares for which no Share Certificates are outstanding, and (ii) appropriate Written or Oral Instructions;

          (f) for the purpose of depositing with the lender Securities to be held as collateral for a loan to the Company upon receipt of Written or Oral Instructions directing delivery to the lender; or

          (g) upon receipt of Written or Oral Instructions stating (i) the securities to be delivered and the payment to be received and (ii) payment, in connection with any repurchase agreement related to such Securities.

     Section 9. The Custodian will collect from time to time the dividends and interest on the Securities held by it hereunder and will deposit the same in a separate income account until disbursed as hereinafter provided.

     The Custodian is authorized to advance or pay out of said income account accrued interest on bonds purchased and dividends on stocks sold and like items. In the event that any Securities are registered in the name of the Company or its nominee, the Company will endorse to the Custodian, or cause to be endorsed, dividend and interest checks or will issue appropriate orders to the issuers of the Securities to pay dividends and interest to the Custodian.

     Subject to proper reserves for dividends owing on stocks sold and like items, the Custodian will disburse the money from time to time on deposit in the income account to or upon the order of the Company as it may from time to time direct for the following purposes:

          (a) to pay the proper compensation and expenses of the Custodian;

          (b) to pay dividends or to transfer funds to a duly designated Dividend Disbursing Agent to pay dividends and/or distributions which may be declared by the Board of Directors of the Company upon receipt of appropriate Written or Oral Instructions;

          (c) to pay, or provide the Company with money to pay taxes upon receipt of appropriate Written or Oral Instructions;

          (d) to transfer funds to a separate checking account maintained by the Company pursuant to Section 17 (f) of the Investment Company Act of 1940, as amended;

          (e) to pay interest, management or supervisory fees, administration, dividend and transfer agency fees and costs, compensation of personnel, or operating expenses (including, without limitation thereto, fees for legal, accounting and auditing services), and to disburse cash for other proper corporate purposes. Before making any such payment or disbursement, however, the Custodian shall receive (and may conclusively rely upon) Written or Oral Instructions requesting such payment or disbursement and stating that it is for one or more of the purposes hereinabove enumerated, provided that if such payment or disbursement is for other proper corporate purposes, the Written or Oral Instructions shall state that such payment or disbursement was authorized by resolution of the Board of Directors of the company and is for a proper corporate purpose.

     The determination of the Board of Directors of the Company as to what shall constitute income derived from the Securities from time to time held hereunder as distinguished from principal or capital, shall be final and conclusive upon the Company, the Custodian and the Shareholders.

     The Company if it elects so to do, may direct the Custodian by Written or Oral Instructions to make transfers from the income account in its hands, to be held as cash principal and applied as provided in this Agreement.

     Section 10. The Company will cause any bank (including the Custodian) from which it borrows money using securities as collateral to deliver to the Custodian a notice or undertaking in the form currently employed by such bank setting forth the amount which such bank will loan to the Company against delivery of a stated amount of collateral. The company shall promptly deliver to the Custodian Written or Oral Instructions for each loan stating: (a) the name of the bank, (b) the amount and terms of the borrowing, which may be sent forth by incorporating by reference an attached promissory note, duly endorsed by the Company, or other loan agreement, (c) the time and date, if known, on which the loan is to be entered into ( the "borrowing date"), (d) the date on which the loan becomes due and payable, (e) the total amount payable to the Company on the borrowing date, and (f) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular securities. The Custodian shall deliver on the borrowing date such specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount set forth in the Written or Oral Instruction. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement.

     The Custodian shall deliver from time to time such Securities as additional collateral as may be specified in Written or Oral Instructions, to collateralize further any transaction described in this Section. The Company shall cause all Securities released from collateral status to be returned directly to the Custodian.

     In the event that Written or Oral Instructions fail to specify the name of the issuer the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any particular Securities.

     Section 11. If the Custodian should in its sole discretion advance funds on the behalf of the Company which results in an overdraft because the moneys held by the

Custodian for the account of the Company shall be insufficient to pay the total amount payable upon purchase of securities or which results in an overdraft for some other reason indebted to the Custodian, such overdraft or indebtedness shall be deemed to be a loan made by the Custodian to the Company payable on demand and bearing interest at the current rate charged by the Custodian for such loans. The Company hereby agrees that the Custodian shall have a continuing lien and security interest in and to any property at any time held by it for the benefit of the Company or in which the Company may have an interest which is then in the Custodian's possession or control or in possession or control of any third party acting on the Custodian's behalf to the extent of any such or indebtedness. The Company authorizes the Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to the Company's credit on the Custodian's books.

     Section 12. The Company shall deliver Written or Oral Instructions to the Custodian, within 24 hours after each loan of portfolio Securities by the Company, stating: (a) the name of the issuer and the title of the Securities,
(b) the number of shares or the principal amount loaned, (c) the date of the loan and delivery of Securities, (d) the total amount to be delivered to the Custodian against the loan of the Securities including the amount of cash collateral and the premium, if any, separately identified, and (e) the name of the broker or other person to whom the loan was made. The Custodian shall deliver the Securities loaned to the person designated in (e) above against receipt of the total amount to be delivered against the loan of the Securities. The Custodian may accept payment only in the form of a certified or bank cashier's check payable to the order of the

Company or the Custodian and may deliver Securities in accordance with the customs prevailing among dealers in securities.

     The Company shall promptly deliver Written or Oral Instructions to the Custodian after each termination of a loan of Securities by the Company stating: (a) the name of the issuer and the title of the Securities to be returned, (b) the number of shares or the principal amount to be returned,
(c) the date of termination, (d) the total amount to be delivered by the Custodian (including the cash collateral for such securities minus any offsetting credits as described in the Written or Oral Instructions), and (e) the name of the broker or other person from whom the Securities will be received. The Custodian shall receive all Securities returned and upon receipt thereof shall pay, out of the money's held for the account of the Company, the total amount payable upon such return of Securities as set forth in the Written or Oral Instructions.

     Section 13. The Custodian assumes no duty, obligation or responsibility whatsoever to exercise any voting or consent powers with respect to the Securities held by it from time to time hereunder, it being understood that the Company or such person or persons as it may designate, shall have the right to vote, or consent or otherwise act with respect to such Securities. The Custodian will exercise its best efforts to furnish the Company proxies or other appropriate authorizations with respect to Securities registered in the name of the Custodian or its nominee so that such voting powers, or powers to consent or otherwise act may be exercised by the Company or pursuant to its discretion.

     Section 14. The Custodian's compensation shall be as set forth in Schedule A hereto attached, or as shall be set forth in amendments to such Schedule approved in writing by the Company and the Custodian.

     Section 15. The Custodian shall exercise its best efforts to handle, forward, or process in any way notices of stockholder meetings, proxy statements, annual reports, conversion notices, call notices, or other notices or written materials of any kind sent to the registered owners of securities (hereinafter referred to as "notices and materials"), excluding only stock certificates and dividend and interest payments, it being understood that the Company and its investment adviser have primary responsibility for obtaining such notices and materials, and for taking action thereon. The Custodian will make reasonable efforts to comply with Rule 14b-2 under the Securities Exchange Act of 1934 and is so doing to forward such notices and materials as it receives them to the Company, but makes no warranty or representation that all notices and materials will be forwarded, and the Company hereby agrees that it shall make no claim whatsoever against the custodian for any expense, damage, or loss of any kind arising out of failure to forward notices and materials.

     Upon receipt by the Custodian of warrants or rights issued in connection with the assets of the Company, the Custodian shall enter into its ledgers appropriate notations indicating such receipt and shall notify the Company of such receipt, but shall not have any obligation to take any action of any kind with respect to such warrants or rights except upon receipt of Written or Oral Instructions from the Company.

     Section 16. The Custodian assumes no duty, obligation, or responsibility whatsoever with respect to Securities not deposited with the Custodian. Common stocks or other Securities exchanged for Shares shall not be considered deposited with the Custodian until physically received and registered in accordance with the provisions of this Agreement.

     Section 17. The Custodian acknowledges and agrees that all books and records maintained for the Company in any capacity under this Agreement are the property of the Company and may be inspected by the Company, or any authorized regulatory agency, at any reasonable time, and that upon request will be surrendered promptly to the Company. The Custodian agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 under the Investment Company Act any records relating to services provided under this Agreement which are required to be maintained by Rule 31a-1 under said act.

     Section 18. The Custodian assumes only the usual duties and obligations normally performed by custodians of mutual funds. It specifically assumes no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Company whether or not on deposit hereunder, it being understood that the responsibility for the proper and timely management, investment and reinvestment of said Securities shall be that of the Company and its investment advisor.

     The Custodian shall not be liable for any taxes, assessments or governmental charges which may be levied or assessed upon the Securities held by it hereunder, or upon the income therefrom or otherwise whatsoever. The Custodian may pay any such tax, assessment or charge and reimburse itself out of the moneys of the Company or out of the Securities held hereunder; provided, however, the Custodian shall consult the officers of the Company before making any such payment.

     The Custodian may rely upon the advice of counsel, who may be counsel for the Company, and upon statements of accountants, brokers or other persons believed by it in good faith to be expert in the matters upon which they are consulted; and for any action


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

taken or suffered in good faith based upon such advice or statements the Custodian shall not be liable to anyone. The Custodian shall not be liable for anything done or suffered to be done in good faith in accordance with any Written or Oral Instructions, request or advice of, or based upon information furnished by, the Company or its officers. The Custodian is authorized to accept a certificate of the President, Secretary or Assistant Secretary of the Company to the effect that a resolution in the form submitted has been duly adopted and is in full force and effect. The Custodian shall not be liable for any action done in good faith and believed to be within the powers conferred upon it by this Agreement.

     Section 19. Upon receipt of Written or Oral Instructions, the Custodian shall appoint one or more U.S. banking institutions as Sub-Custodian (including but not limited to, U.S. banks located in foreign countries) of Securities and moneys at any time owned by the Company.

     The Custodian shall have no liability to the Company or any other person by reason of any act or omission of any Sub Custodian and the Company shall indemnify the Custodian and save it harmless from any and against any and all actions, suits and claims, whether groundless or otherwise and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising directly or indirectly out of or in connection with the performance of any Sub Custodian. The Custodian shall not be under any obligation to prosecute or to defend any action, suit or claim arising out of or in connection with the performance of any Sub Custodian, which, in the opinion of its counsel, may involve it in expense or liability, and the Company shall, so often as reasonably requested, furnish the Custodian with satisfactory indemnity against such expense or liability, and upon request of the Custodian, the Company shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity.

     The Company shall pay fees and expenses of any Sub Custodian.

     Section 20. The Custodian shall be liable to the Company for any negligence, bad faith, or willful misconduct by the Custodian in the performance of its duties as specifically set forth in this Agreement and shall not be entitled to reimbursement out of the Company's assets.

     Section 21. This Agreement may be amended from time to time without notice to or approval of the Shareholders by a written supplemental agreement executed by the Company and the Custodian and amending and supplementing this Agreement in a manner mutually agreed.

     Section 22. Either the Company or the Custodian may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice which shall not be earlier than
(60) days after the date of giving such notice. In case such notice of termination is given either by the Company or by the Custodian, the Company shall use its best efforts to obtain a successor custodian, and the Board of Directors of the Company shall, by resolution duly adopted, promptly either designate the Company as its own custodian or appoint a successor custodian. Each successor custodian shall be a person qualified to so act under the Investment Company Act of 1940, as amended. Upon receipt of written notice from the Company of the appointment of such successor and upon receipt of Written or Oral Instructions, the Custodian shall deliver such Securities and cash as it may then be holding directly to and only to the successor custodian. Unless or until a successor Custodian has been appointed as above provided, the Custodian then acting shall continue to act as Custodian under this Agreement. Every successor Custodian appointed hereunder shall execute and deliver an appropriate written acceptance of its appointment and shall thereupon become vested with the rights, powers, obligations and custody of its predecessor Custodian. The Custodian ceasing to act shall nevertheless, upon request of the Company and successor custodian and upon payment of its charges and disbursements, execute an instrument in form approved by its counsel transferring to the successor custodian all the predecessor Custodian's rights, duties, obligations and custody.

     In the case the Custodian shall consolidate with or merge into any other corporation, the corporation remaining after or resulting from such consolidation or merger shall ipso facto, without the execution or filing of any papers or other documents, succeed to and be substituted for the Custodian with like effect as though originally named as such.

     Section 23. Nothing contained in this Agreement is intended to or shall require the Custodian in any capacity hereunder to perform any functions or duties on any holiday, day of special observance or any other day on which the Custodian or the New York Stock Exchange is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next succeeding business day on which both the New York Stock Exchange and the Custodian are open.

     Section 24. This Agreement shall take effect on the date hereof or on such other date as the parties agree to transfer the Company's assets to the Custodian.

     Section 25. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 26. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Company without the written consent of the Custodian, or by the Custodian without the written consent of the Company, authorized or approved by a resolution of its Board of Directors.

     Section 27. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the Company and the Custodian have caused this Agreement to be signed by their respective Presidents or Vice Presidents and their corporate seals hereunto duly affixed, and attested by their respective Secretaries or Assistant Secretaries, as of the day and year above written.

                                              NRM INVESTMENT COMPANY


                                              BY:
                                                  -----------------------------
                                                            Title:
(SEAL)

Attest:
        -----------------------------


                                              LAUREL TRUST COMPANY


                                              BY:
                                                  -----------------------------
                                                            Title:

(SEAL)

Attest:
        -----------------------------



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